                                                                    Exhibit 4.1


                                [FRONT OF CERTIFICATE]


       Temporary Certificate-Exchangeable For Definitive Engraved Certificate
                              When Available for Delivery

[Graphic which contains: Number        HRPT PROPERTIES TRUST     [Graphic which contains: SHARES ______]
HRT _______]

                             A MARYLAND REAL ESTATE INVESTMENT TRUST


9 7/8% SERIES A CUMULATIVE                                       9 7/8% SERIES A CUMULATIVE
REDEEMABLE PREFERRED SHARES                                      REDEEMABLE PREFERRED SHARES


THIS CERTIFICATE IS TRANSFERABLE IN BOSTON
OR IN NEW YORK CITY                                              CUSIP 40426W 20 0

                                                                 SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS
                                                                 AND OTHER INFORMATION

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF

FULLY PAID AND NONASSESSABLE 9 7/8% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES, $.01 PAR VALUE PER SHARE, OF BENEFICIAL INTEREST IN

[Superimposed over the following paragraph are the words "Preferred Shares"]

HRPT Properties Trust (the "Trust"), a Maryland Real Estate Investment Trust established by Declaration of Trust made as of October 9, 1986, as amended from time to time, a copy of which, together with all amendments thereto (the "Declaration"), is on file with the State Department of Assessments and Taxation of Maryland. The provisions of the Declaration and the Bylaws of the Trust, and all amendments thereto, are hereby incorporated in and made a part of this certificate as fully as if set forth herein in their entirety, to all of which provisions the holder and every transferee or assignee hereof by accepting or holding the same agrees to be bound. See reverse for existence of Trustees' authority to determine preferences and other rights of subsequent series of shares, and of restriction on transfer provisions governing the shares evidenced by this certificate. This certificate and the shares evidenced hereby are negotiable and transferable on the books of the Trust by the registered holder hereof in person or by its duly authorized agent upon surrender of this certificate properly endorsed or assigned to the same extent as a stock certificate and the shares of a Maryland corporation. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:

                              [Seal of Trust]

           [Pin-printed is the word "SPECIMEN" above each signature]

/s/ John C. Popeo                         /s/ John A. Mannix
-------------------------------           -------------------------------------
TREASURER                                 PRESIDENT AND CHIEF OPERATING OFFICER


THE DECLARATION OF TRUST PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND NO TRUSTEE, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, IN CONNECTION WITH THIS INSTRUMENT. ALL PERSONS DEALING WITH THE TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR PAYMENT OF ANY SUM OR PERFORMANCE OF ANY OBLIGATION.

COUNTERSIGNED AND REGISTERED:
STATE STREET BANK AND TRUST COMPANY
(BOSTON) TRANSER AGENT AND REGISTRAR

BY
  -----------------------------------
         AUTHORIZED SIGNATURE

                            [REVERSE OF CERTIFICATE]


                             HRPT PROPERTIES TRUST
                          --------------------------
                               IMPORTANT NOTICE


THE TRUST WILL FURNISH TO ANY SHAREHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS OF BENEFICIAL INTEREST WHICH THE TRUST HAS AUTHORITY TO ISSUE AND, IF THE TRUST IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATION OF TRUST OF THE TRUST, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH REQUIREMENTS OF THE INTERNAL REVENUE CODE RELATING TO REAL ESTATE INVESTMENT TRUSTS, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE REDEEMED BY THE TRUST AND/OR THE TRANSFER THEREOF MAY BE PROHIBITED ALL UPON THE TERMS AND CONDITIONS SET
FORTH IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT-______Custodian_______
TEN ENT - as tenants by the entireties                   (Cust)         (Minor)
JT TEN  - as joint tenants with right             under Uniform Gifts to Minors
          or survivorship and not as              Act _________________________
          tenants in common                                    (State)

   Additional abbreviations may also be used though not in the above list.

  For value received _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF NEW OWNER

[BOX] _____________________

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   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                     ASSIGNEE.

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-------------------------------------------------------------------------------

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Preferred Shares of Beneficial Interest represented by the within
Certificate, and do hereby irrevocably constitute and appoint

-----------------------------------------------------------------------Attorney
to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated,
       --------------------


                         (Sign here)
                                    -------------------------------------------
                                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                    MUST CORRESPOND WITH THE NAME AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE, IN EVERY
                                    PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT, OR ANY CHANGE WHATEVER.